FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2017 THIRD QUARTER RESULTS

West Palm Beach, FL – August 14, 2017 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carry and protective solutions, today announced financial results for its third fiscal quarter ended June 30, 2017.

Third Quarter 2017 Financial Highlights

  Revenues were $7.3 million vs $6.7 million when compared to the third quarter of 2016.

  Income from operations was $549 thousand compared to income of $85 thousand from the third quarter of 2016.

  Gross profit percentage was 17.4% in the third quarter of 2017 compared to 16.2% in the third quarter of 2016.

  Net income was $552 thousand compared to net income of $78 thousand in the third quarter of 2016.

  Earnings per share were $0.06 per share compared to $0.01 per share for the third quarter of 2016.

  Cash and cash equivalents totaled $4.1 million at June 30, 2017.

Terry Wise, Chief Executive Officer of Forward Industries, stated, “We continue to focus our efforts to safeguard and grow our existing business with our top tier Medical customers. Concurrently, we have made promising progress on aggressively seeking new business within other growing market sectors in the medical industry. Additionally, we have actively cultivated opportunities within other diversified industries. To bolster our efforts, I am extremely pleased to announce that we have successfully recruited a senior sales professional with a proven track record into the senior management team. In the context of these encouraging developments, I remain hopeful that our streamlined business is set directionally on a path to growth in the future.”

The tables below are derived from the Company’s unaudited, condensed consolidated financial statements included in its Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission. Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal years ended September 30, 2016 and 2015. Please also refer to the Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements regarding expansion of our existing customer base and diversifying our product portfolio.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  These risks include the inability to expand our customer base, pricing pressures, lack of success of new sales people and unanticipated issues with our affiliated sourcing agent.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2016 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered West Palm Beach, Florida, Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward’s products can be viewed online at www.forwardindustries.com.

Contact:

Forward Industries, Inc.

Michael Matte, CFO

(561) 465-0031

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2017	2016	2017	2016

Net revenues	$7,332,722	$6,664,700	$18,456,846	$20,828,036
Cost of goods sold	6,054,812	5,586,460	15,304,021	17,026,895
Gross profit	1,277,910	1,078,240	3,152,825	3,801,141

Operating expenses:
Sales and marketing	309,000	452,691	1,116,221	1,317,725
General and administrative	419,836	540,631	1,576,495	2,005,477
Total operating expenses	728,836	993,322	2,692,716	3,323,202

Income from operations	549,074	84,918	460,109	477,939

Other income (expense):
Other income (expense), net	2,851	(6,962)	5,778	(11,600)
Total other income (expense), net	2,851	(6,962)	5,778	(11,600)

Net income	$551,925	$77,956	$465,887	$466,339

Net income	$551,925	$77,956	$465,887	$466,339
Other comprehensive income:
Translation adjustments	-	918	-	2
Comprehensive income	$551,925	$78,874	$465,887	$466,341

Net income per basic common share	$0.06	$0.01	$0.05	$0.05
Net income per diluted common share	$0.06	$0.01	$0.05	$0.05

Weighted average number of common and
common equivalent shares outstanding:
Basic	8,855,885	8,586,879	8,716,030	8,492,222
Diluted	8,906,846	8,679,619	8,816,432	8,661,542

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash	$4,061,277	$4,760,620
Accounts receivable	6,637,431	4,864,423
Inventories	1,829,016	2,572,980
Prepaid expenses and other current assets	205,348	141,421
Total current assets	12,733,072	12,339,444
Property and equipment, net	26,116	43,030
Other assets	12,843	12,843
Total assets	$12,772,031	$12,395,317

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$74,311	$62,136
Due to Forward China	3,578,281	3,519,676
Accrued expenses and other current liabilities	341,740	587,741
Total current liabilities	3,994,332	4,169,553
Other liabilities	40,918	51,486
Total liabilities	4,035,250	4,221,039
Commitments and contingencies
Shareholders' equity:
Common stock, par value $0.01 per share; 40,000,000 shares authorized;
8,920,830 and 8,780,830 shares, issued and outstanding, respectively	89,208	87,808
Additional paid-in capital	17,878,276	17,783,060
Accumulated deficit	(9,208,918)	(9,674,805)
Accumulated other comprehensive loss	(21,785)	(21,785)
Total shareholders' equity	8,736,781	8,174,278
Total liabilities and shareholders' equity	$12,772,031	$12,395,317